Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2023 Financial Results
Reports Record Total Revenues of $4.5 Billion with 28% Growth
Fiscal 2023 Annual Highlights Y/Y

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$4,485	$4,617	$3,615	$3,718	$1,700	$1,739
+28.4%	+32.2%	+26.2%	+29.7%	+10.8%	+13.3%
Annual Recurring Revenues represent 81% of Total Revenues

•Total revenues of $4.5 billion up 28.4% Y/Y or up 32.2% Y/Y in constant currency (CC)
•Annual Recurring Revenues (ARR) of $3.6 billion, up 26.2% Y/Y or up 29.7% Y/Y in CC
•Cloud revenues of $1.7 billion up 10.8% Y/Y or up 13.3% Y/Y in CC
•FY'23 enterprise cloud bookings(1) of $528 million, up 9.5% Y/Y
•10 consecutive quarters of cloud and ARR organic growth in constant currency
•Operating cash flows were $779 million and free cash flows(2) were $655 million
•GAAP-based net income of $150 million, down 62.1% Y/Y, margin of 3.4%
•Adjusted EBITDA(2) of $1.5 billion, margin of 32.8% while making key investments in cloud, AI and Security
•Record capital returns of $260 million via dividends
•GAAP-based diluted earnings per share (EPS) of $0.56, Non-GAAP diluted EPS(2) of $3.29
•Increased annualized dividend to $1.00 per share, subject to quarterly Board approval. Declared quarterly dividend of $0.25 per share.
•Includes Micro Focus results from February 1, 2023 to June 30, 2023
Fiscal 2023 Fourth Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$1,491	$1,502	$1,157	$1,167	$452	$455
+65.2%	+66.5%	+56.4%	+57.7%	+9.7%	+10.6%
Annual Recurring Revenues represent 78% of Total Revenues

•Total revenues of $1.5 billion, up 65.2% Y/Y or up 66.5% in CC
•Annual recurring revenues of $1.2 billion, up 56.4% Y/Y or up 57.7% in CC
•Cloud revenues of $452 million, up 9.7% Y/Y or up 10.6% Y/Y in CC
•Quarterly enterprise cloud bookings(1) of $164 million, up 12.3%
•Operating cash flows were $115 million and free cash flows(2) were $91 million
•GAAP-based net loss of ($49) million, down (147.7)% Y/Y, margin of (3.3)%, due to acquisition expenses
•Adjusted EBITDA(2) of $463 million, margin of 31.0%
•GAAP-based diluted earnings per share (EPS) of ($0.18), Non-GAAP diluted EPS(2) of $0.91

Waterloo, ON, August 3, 2023 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the fourth quarter and year ended June 30, 2023.

“OpenText Fiscal 2023 progress and results are exceptional and record setting, with 28% total revenue growth. OpenText delivered record total revenues of $4.5 billion of which 81%, or $3.6 billion, is annually recurring,” said Mark J. Barrenechea, OpenText CEO & CTO. “Our mission to empower individuals and organizations of all sizes to achieve the Information Advantage. Looking ahead, Fiscal 2024 will be another year of outstanding growth for OpenText led by Cloud and our expanded Information Management mission, with Micro Focus products contributing organic growth.”

“OpenText holds a distinctive position as a leader in Information Management. Our comprehensive range of products, effective go-to-market strategies, and talented employees position us favorably for sustained growth and profitability,” added Mr. Barrenechea. “Today we are announcing opentext.ai and OpenText Aviator™, our vision and initial AI products, to be the trusted partner for our customer’s AI journey. I am extremely optimistic about the future of OpenText, and helping our customers unlock the value of their information.”

“OpenText delivered an exceptional operating performance in Fiscal 2023 with adjusted EBITDA of $1.5 billion and free cash flows of $655 million. Our balance sheet and liquidity position remain strong with approximately $1.2 billion in cash as of June 30, 2023, and a net leverage ratio of 3.5x,” said Madhu Ranganathan, OpenText EVP, CFO. “The value we are generating through the OpenText Business System of Total Growth is truly remarkable. We accelerated our initial integration of Micro Focus operations ahead of schedule, we remain on track to meet our near-term and long-term operating goals.”

(1) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the fiscal year that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(2) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Fiscal 2023 and Q4 with Year Over Year Comparisons

Summary of Annual Results
(In millions, except per share data)	FY'23	FY'22	$ Change	% Change	FY'23 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,700.4	$1,535.0	$165.4	10.8%	$1,739.1	13.3%
Customer support	1,915.0	1,331.0	$584.1	43.9%	1,978.8	48.7%
Total annual recurring revenues**	$3,615.5	$2,866.0	$749.5	26.2%	$3,717.9	29.7%
License	539.0	358.4	$180.7	50.4%	555.4	55.0%
Professional service and other	330.5	269.5	$61.0	22.6%	344.1	27.7%
Total revenues	$4,485.0	$3,493.8	$991.1	28.4%	$4,617.4	32.2%
GAAP-based operating income	$516.3	$644.8	($128.5)	(19.9)%	N/A	N/A
Non-GAAP-based operating income (1)	$1,365.3	$1,176.9	$188.4	16.0%	$1,387.5	17.9%
GAAP-based net income attributable to OpenText	$150.4	$397.1	($246.7)	(62.1)%	N/A	N/A
GAAP-based EPS, diluted	$0.56	$1.46	($0.90)	(61.6)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$3.29	$3.22	$0.07	2.2%	$3.37	4.7%
Adjusted EBITDA (1)	$1,472.9	$1,265.0	$207.9	16.4%	$1,495.8	18.2%
Operating cash flows	$779.2	$981.8	($202.6)	(20.6)%	N/A	N/A
Free cash flows (1)	$655.4	$888.7	($233.3)	(26.3)%	N/A	N/A

Summary of Quarterly Results
(In millions, except per share data)	Q4 FY'23	Q4 FY'22	$ Change	% Change	Q4 FY'23 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$451.7	$411.6	$40.1	9.7%	$455.4	10.6%
Customer support	705.3	328.3	$376.9	114.8%	711.4	116.7%
Total annual recurring revenues**	$1,156.9	$739.9	$417.0	56.4%	$1,166.8	57.7%
License	228.8	94.7	$134.1	141.6%	229.2	142.0%
Professional service and other	105.1	67.8	$37.3	54.9%	106.3	56.7%
Total revenues	$1,490.8	$902.5	$588.4	65.2%	$1,502.3	66.5%
GAAP-based operating income	$121.3	$137.6	($16.3)	(11.8)%	N/A	N/A
Non-GAAP-based operating income (1)	$431.7	$291.0	$140.8	48.4%	$421.5	44.9%
GAAP-based net income attributable to OpenText	($48.7)	$102.2	($150.9)	(147.7)%	N/A	N/A
GAAP-based EPS, diluted	($0.18)	$0.38	($0.56)	(147.4)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.91	$0.80	$0.11	13.8%	$0.88	10.0%
Adjusted EBITDA (1)	$462.8	$313.6	$149.2	47.6%	$452.7	44.3%
Operating cash flows	$115.3	$251.9	($136.6)	(54.2)%	N/A	N/A
Free cash flows (1)	$91.2	$213.8	($122.5)	(57.3)%	N/A	N/A

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on August 2, 2023, a quarterly cash dividend of $0.25 per common share. The record date for this dividend is September 1, 2023, and the payment date is September 22, 2023. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•Key customer wins in the quarter include: BNP Paribas, Carl Zeiss AG, CNA Insurance, Daiken, DHL eCommerce Benelux, Elevance Health, Engie Italia, FEMA (US Department of Homeland Security), ID Logistics, Investors Heritage Life Insurance Company, Renesas, RS Component, Swedbank, TechMahindra, Warta
•OpenText and Anritsu Service Assurance signed a new deal for 5G network capabilities and next-generation architecture
•Today we are announcing opentext.ai, our AI strategy and initial AI products including OpenText Aviator™ and IDOL, to be the trusted partner for our customers’ AI journey
•OpenText powers organizations to achieve digital success in a multi-cloud world with Cloud Editions 23.3
•OpenText has been recognized as a Leader in the 2023 Gartner Magic Quadrant review for Application Security Testing (AST) for the 10th consecutive year
•OpenText received a 2023 SAP® Pinnacle Award in the Partner Solution Success category, which recognizes its outstanding contributions as an SAP partner

Summary of Annual Results
	FY'23	FY'22	% Change
Revenue (millions)	$4,485.0	$3,493.8	28.4%
GAAP-based gross margin	70.6%	69.6%	105	bps
Non-GAAP-based gross margin (1)	76.1%	75.6%	49	bps
GAAP-based EPS, diluted	$0.56	$1.46	(61.6)%
Non-GAAP-based EPS, diluted (1)(2)	$3.29	$3.22	2.2%

Summary of Quarterly Results
	Q4 FY'23	Q3 FY'23	Q4 FY'22	% Change (Q4 FY'23 vs Q3 FY'23)		% Change (Q4 FY'23 vs Q4 FY'22)
Revenue (millions)	$1,490.8	$1,244.7	$902.5	19.8%		65.2%
GAAP-based gross margin	71.4%	70.3%	70.2%	110	bps	120	bps
Non-GAAP-based gross margin (1)	76.9%	75.8%	75.9%	110	bps	100	bps
GAAP-based EPS, diluted	($0.18)	$0.21	$0.38	(185.7)%		(147.4)%
Non-GAAP-based EPS, diluted (1)(2)	$0.91	$0.73	$0.80	24.7%		13.8%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website at http://investors.opentext.com and invites the public to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning August 3, 2023, at 7:00 p.m. ET through 11:59 p.m. on August 17, 2023, and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 0296 followed by the number sign.

Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, powered by OpenText Cloud Editions. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) on growth, future cloud growth and market share gains, future organic growth initiatives and deployment of capital, intention to maintain a dividend program, including any targeted annualized dividend, the associated benefits of the Micro Focus acquisition, future tax rates, new platform and product offerings and associated benefits to customers, our announcement of opentext.ai and OpenText Aviator™, including our AI strategy, vision and initial AI products, scaling OpenText, and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; our ability to integrate successfully Micro Focus’ operations and programs, including incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, Twitter account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2023 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2023	June 30, 2022
ASSETS
Cash and cash equivalents	$1,231,625	$1,693,741
Accounts receivable trade, net of allowance for credit losses of $13,828 as of June 30, 2023 and $16,473 as of June 30, 2022	682,517	426,652
Contract assets	71,196	26,167
Income taxes recoverable	68,161	18,255
Prepaid expenses and other current assets	221,732	120,552
Total current assets	2,275,231	2,285,367
Property and equipment	356,904	244,709
Operating lease right of use assets	285,723	198,132
Long-term contract assets	64,553	19,719
Goodwill	8,662,603	5,244,653
Acquired intangible assets	4,080,879	1,075,208
Deferred tax assets	926,719	810,154
Other assets	342,318	256,987
Long-term income taxes recoverable	94,270	44,044
Total assets	$17,089,200	$10,178,973
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$996,261	$448,607
Current portion of long-term debt	320,850	10,000
Operating lease liabilities	91,425	56,380
Deferred revenues	1,721,781	902,202
Income taxes payable	89,297	51,069
Total current liabilities	3,219,614	1,468,258
Long-term liabilities:
Accrued liabilities	51,961	18,208
Pension liability	126,312	60,951
Long-term debt	8,562,096	4,209,567
Long-term operating lease liabilities	271,579	198,695
Long-term deferred revenues	217,771	91,144
Long-term income taxes payable	193,808	34,003
Deferred tax liabilities	423,955	65,887
Total long-term liabilities	9,847,482	4,678,455
Shareholders' equity:
Share capital and additional paid-in capital
270,902,571 and 269,522,639 Common Shares issued and outstanding at June 30, 2023 and June 30, 2022, respectively; authorized Common Shares: unlimited	2,176,947	2,038,674
Accumulated other comprehensive income (loss)	(53,559)	(7,659)
Retained earnings	2,048,984	2,160,069
Treasury stock, at cost (3,536,375 and 3,706,420 shares at June 30, 2023 and June 30, 2022, respectively)	(151,597)	(159,966)
Total OpenText shareholders' equity	4,020,775	4,031,118
Non-controlling interests	1,329	1,142
Total shareholders' equity	4,022,104	4,032,260
Total liabilities and shareholders' equity	$17,089,200	$10,178,973

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended June 30,
	2023	2022
Revenues:
Cloud services and subscriptions	$451,659	$411,595
Customer support	705,277	328,339
License	228,796	94,688
Professional service and other	105,098	67,832
Total revenues	1,490,830	902,454
Cost of revenues:
Cloud services and subscriptions	166,394	133,785
Customer support	86,695	30,571
License	6,184	2,595
Professional service and other	90,498	55,436
Amortization of acquired technology-based intangible assets	77,045	46,274
Total cost of revenues	426,816	268,661
Gross profit	1,064,014	633,793
Operating expenses:
Research and development	249,958	118,931
Sales and marketing	333,244	185,985
General and administrative	136,866	85,958
Depreciation	31,152	22,706
Amortization of acquired customer-based intangible assets	121,285	56,341
Special charges (recoveries)	70,222	26,281
Total operating expenses	942,727	496,202
Income from operations	121,287	137,591
Other income (expense), net	(25,355)	(19)
Interest and other related expense, net	(145,829)	(40,342)
Income (loss) before income taxes	(49,897)	97,230
Provision for (recovery of) income taxes	(1,212)	(5,005)
Net income (loss) for the period	$(48,685)	$102,235
Net (income) attributable to non-controlling interests	(49)	(39)
Net income (loss) attributable to OpenText	$(48,734)	$102,196
Earnings per share—basic attributable to OpenText	$(0.18)	$0.38
Earnings per share—diluted attributable to OpenText	$(0.18)	$0.38
Weighted average number of Common Shares outstanding—basic (in '000's)	270,772	270,152
Weighted average number of Common Shares outstanding—diluted (in '000's)	270,772	270,394

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2023	2022	2021
Revenues:
Cloud services and subscriptions	$1,700,433	$1,535,017	$1,407,445
Customer support	1,915,020	1,330,965	1,334,062
License	539,026	358,351	384,711
Professional service and other	330,501	269,511	259,897
Total revenues	4,484,980	3,493,844	3,386,115
Cost of revenues:
Cloud services and subscriptions	590,165	511,713	481,818
Customer support	209,705	121,485	122,753
License	16,645	13,501	13,916
Professional service and other	276,888	216,895	197,183
Amortization of acquired technology-based intangible assets	223,184	198,607	218,796
Total cost of revenues	1,316,587	1,062,201	1,034,466
Gross profit	3,168,393	2,431,643	2,351,649
Operating expenses:
Research and development	680,587	440,448	421,447
Sales and marketing	948,598	677,118	622,221
General and administrative	419,590	317,085	263,521
Depreciation	107,761	88,241	85,265
Amortization of acquired customer-based intangible assets	326,406	217,105	216,544
Special charges (recoveries)	169,159	46,873	1,748
Total operating expenses	2,652,101	1,786,870	1,610,746
Income from operations	516,292	644,773	740,903
Other income (expense), net	34,469	29,118	61,434
Interest and other related expense, net	(329,428)	(157,880)	(151,567)
Income before income taxes	221,333	516,011	650,770
Provision for (recovery of) income taxes	70,767	118,752	339,906
Net income	$150,566	$397,259	$310,864
Net (income) attributable to non-controlling interests	(187)	(169)	(192)
Net income attributable to OpenText	$150,379	$397,090	$310,672
Earnings per share—basic attributable to OpenText	$0.56	$1.46	$1.14
Earnings per share—diluted attributable to OpenText	$0.56	$1.46	$1.14
Weighted average number of Common Shares outstanding—basic (in '000's)	270,299	271,271	272,533
Weighted average number of Common Shares outstanding—diluted (in '000's)	270,451	271,909	273,479

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2023	2022	2021
Net income	$150,566	$397,259	$310,864
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(40,798)	(78,724)	42,440
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	(941)	(1,859)	4,246
(Gain) loss reclassified into net income - net of tax (2)	2,721	373	(3,280)
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	(602)	—	—
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax (4)	(6,605)	5,595	3,987
Amortization of actuarial (gain) loss into net income - net of tax (5)	325	718	1,020
Total other comprehensive income (loss) net	(45,900)	(73,897)	48,413
Total comprehensive income	104,666	323,362	359,277
Comprehensive income attributable to non-controlling interests	(187)	(169)	(192)
Total comprehensive income attributable to OpenText	$104,479	$323,193	$359,085
______________________________
(1)Net of tax expense (recovery) of ($339), ($671), and $1,532 for the year ended June 30, 2023, 2022 and 2021, respectively.
(2)Net of tax expense (recovery) of $981, $134 and ($1,182) for the year ended June 30, 2023, 2022 and 2021, respectively.
(3)Net of tax expense (recovery) of $159, nil, and nil for the year ended June 30, 2023, 2022 and 2021, respectively.
(4)Net of tax expense (recovery) of ($1,961), $1,866 and $990 for the year ended June 30, 2023, 2022 and 2021, respectively.
(5)Net of tax expense (recovery) of $143, $290 and $379 for the year ended June 30, 2023, 2022 and 2021, respectively.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)

	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709
Adoption of ASU 2016-13 - cumulative effect	—	—	—	—	(2,450)	—	—	(2,450)
Issuance of Common Shares
Under employee stock option plans	1,605	49,565	—	—	—	—	—	49,565
Under employee stock purchase plans	573	22,307	193	6,690	—	—	—	28,997
Share-based compensation	—	51,969	—	—	—	—	—	51,969
Purchase of treasury stock	—	—	(1,455)	(64,847)	—	—	—	(64,847)
Issuance of treasury stock	—	(12,379)	316	12,379	—	—	—	—
Common Shares repurchased	(2,500)	(15,475)	—	—	(103,630)	—	—	(119,105)
Dividends declared ($0.777 per Common Share)	—	—	—	—	(210,662)	—	—	(210,662)
Non-controlling interest	—	—	—	—	—	—	—	—
Other comprehensive income - net	—	—	—	—	—	48,413	—	48,413
Net income	—	—	—	—	310,672	—	192	310,864
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	950	32,714	—	—	—	—	—	32,714
Under employee stock purchase plans	842	33,806	—	—	—	—	—	33,806
Share-based compensation	—	69,556	—	—	—	—	—	69,556
Purchase of treasury stock	—	—	(2,630)	(111,593)	—	—	—	(111,593)
Issuance of treasury stock	—	(21,013)	492	21,013	—	—	—	—
Common Shares repurchased	(3,810)	(24,295)	—	—	(152,692)	—	—	(176,987)
Dividends declared ($0.8836 per Common Share)	—	—	—	—	(237,655)	—	—	(237,655)
Non-controlling interest	—	—	—	—	—	—	—	—
Other comprehensive loss - net	—	—	—	—	—	(73,897)	—	(73,897)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income	—	—	—	—	397,090	—	169	397,259
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares
Under employee stock option plans	245	7,830	—	—	—	—	—	7,830
Under employee stock purchase plans	1,135	31,679	—	—	—	—	—	31,679
Share-based compensation	—	130,119	—	—	—	—	—	130,119
Purchase of treasury stock	—	—	(521)	(21,919)	—	—	—	(21,919)
Issuance of treasury stock	—	(31,355)	691	30,288	—	—	—	(1,067)
Common Shares repurchased	—	—	—	—	—	—	—	—
Dividends declared ($0.9720 per Common Share)	—	—	—	—	(261,464)	—	—	(261,464)
Non-controlling interest	—	—	—	—	—	—	—	—
Other comprehensive loss - net	—	—	—	—	—	(45,900)	—	(45,900)
Net income	—	—	—	—	150,379	—	187	150,566
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss) for the period	$(48,685)	$102,235
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	229,482	125,321
Share-based compensation expense	41,904	24,464
Pension expense	3,401	1,723
Amortization of debt discount and issuance costs	8,257	1,486
Write-off of right of use assets	2,507	17,707
Loss on extinguishment of debt	—	—
Loss on sale and write down of property and equipment	903	198
Deferred taxes	29,140	(79,420)
Share in net (income) loss of equity investees	11,530	401
Changes in financial instruments	16,274	—
Changes in operating assets and liabilities:
Accounts receivable	27,335	13,413
Contract assets	(43,643)	(10,758)
Prepaid expenses and other current assets	42,151	1,768
Income taxes	(116,569)	45,824
Accounts payable and accrued liabilities	10,582	41,561
Deferred revenue	(85,764)	(30,878)
Other assets	(5,299)	771
Operating lease assets and liabilities, net	(8,205)	(3,876)
Net cash provided by operating activities	115,301	251,940
Cash flows from investing activities:
Additions of property and equipment	(24,060)	(38,172)
Purchase of Micro Focus International PLC, net of cash acquired	(2,357)	—
Purchase of Bricata Inc.	—	174
Net cash used in investing activities	(26,417)	(37,998)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	14,159	10,738
Repayment of long-term debt and Revolver	(186,463)	(2,500)
Debt issuance costs	(690)	—
Repurchase of Common Shares	—	(40,869)
Purchase of treasury stock	(21,919)	(35,933)
Payments of dividends to shareholders	(65,068)	(59,042)
Other financing activities	758	—
Net cash used in financing activities	(259,223)	(127,606)
Foreign exchange gain (loss) on cash held in foreign currencies	4,571	(26,276)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(165,768)	60,060
Cash, cash equivalents and restricted cash at beginning of the period	1,399,720	1,635,851
Cash, cash equivalents and restricted cash at end of the period	$1,233,952	$1,695,911

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2023	June 30, 2022
Cash and cash equivalents	$1,231,625	$1,693,741
Restricted cash (1)	2,327	2,170
Total cash, cash equivalents and restricted cash	$1,233,952	$1,695,911

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2023	2022	2021
Cash flows from operating activities:
Net income for the period	$150,566	$397,259	$310,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	657,351	503,953	520,605
Share-based compensation expense	130,302	69,556	51,969
Pension expense	9,207	6,606	6,616
Amortization of debt discount and issuance costs	16,753	5,422	4,548
Write-off of right of use assets	9,626	17,707	—
Loss on extinguishment of debt	8,152	27,413	—
Loss on sale and write down of property and equipment	2,331	294	2,771
Deferred taxes	(149,560)	(36,088)	73,039
Share in net (income) loss of equity investees	23,077	(58,702)	(62,897)
Changes in financial instruments	128,841	—	—
Changes in operating assets and liabilities:
Accounts receivable	168,604	81,841	60,954
Contract assets	(73,539)	(37,966)	(39,333)
Prepaid expenses and other current assets	(23,035)	(13,954)	37,733
Income taxes	14,948	34,589	(140,763)
Accounts payable and accrued liabilities	(127,092)	(24,177)	26,088
Deferred revenue	(128,395)	(5,236)	39,295
Other assets	(11,297)	17,297	11,914
Operating lease assets and liabilities, net	(27,635)	(4,004)	(27,283)
Net cash provided by operating activities	779,205	981,810	876,120
Cash flows from investing activities:
Additions of property and equipment	(123,832)	(93,109)	(63,675)
Purchase of Micro Focus International PLC, net of cash acquired	(5,657,963)	—	—
Purchase of Zix Corporation, net of cash acquired	—	(856,175)	—
Purchase of Bricata Inc.	—	(17,753)	—
Purchase of XMedius	—	—	444
Purchase of Dynamic Solutions Group Inc.	—	—	(971)
Realized gain (loss) on financial instruments	131,248	—	—
Other investing activities	(873)	(3,922)	(4,568)
Net cash used in investing activities	(5,651,420)	(970,959)	(68,770)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	39,331	67,215	80,067
Proceeds from long-term debt and Revolver	4,927,450	1,500,000	—
Repayment of long-term debt and Revolver	(202,926)	(860,000)	(610,000)
Debt extinguishment costs	—	(24,969)	—
Debt issuance costs	(77,899)	(17,159)	—
Repurchase of Common Shares	—	(176,987)	(119,105)
Purchase of treasury stock	(21,919)	(111,593)	(64,847)
Distribution to non-controlling interest	—	(396)	—
Payments of dividends to shareholders	(259,549)	(237,655)	(210,662)
Other financing activities	(1,435)	—	—
Net cash provided by (used in) financing activities	4,403,053	138,456	(924,547)
Foreign exchange gain (loss) on cash held in foreign currencies	7,203	(63,196)	29,734
Increase (decrease) in cash, cash equivalents and restricted cash during the period	(461,959)	86,111	(87,463)
Cash, cash equivalents and restricted cash at beginning of the period	1,695,911	1,609,800	1,697,263
Cash, cash equivalents and restricted cash at end of the period	$1,233,952	$1,695,911	$1,609,800

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2023	June 30, 2022	June 30, 2021
Cash and cash equivalents	$1,231,625	$1,693,741	$1,607,306
Restricted cash (1)	2,327	2,170	2,494
Total cash, cash equivalents and restricted cash	$1,233,952	$1,695,911	$1,609,800

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its Consolidated Financial Statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its Consolidated Financial Statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to F'24 targets and F’26 aspirations, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2023 (In thousands, except for per share data)
	Three Months Ended June 30, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$166,394		$(2,876)	(1)	$163,518
Customer support	86,695		(1,213)	(1)	85,482
Professional service and other	90,498		(1,826)	(1)	88,672
Amortization of acquired technology-based intangible assets	77,045		(77,045)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,064,014	71.4%	82,960	(3)	1,146,974	76.9%
Operating expenses
Research and development	249,958		(13,584)	(1)	236,374
Sales and marketing	333,244		(13,467)	(1)	319,777
General and administrative	136,866		(8,938)	(1)	127,928
Amortization of acquired customer-based intangible assets	121,285		(121,285)	(2)	—
Special charges (recoveries)	70,222		(70,222)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	121,287		310,456	(5)	431,743
Other income (expense), net	(25,355)		25,355	(6)	—
Provision for (recovery of) income taxes	(1,212)		41,240	(7)	40,028
GAAP-based net loss / Non-GAAP-based net income, attributable to OpenText	(48,734)		294,571	(8)	245,837
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$(0.18)		$1.09	(8)	$0.91

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 2% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based loss to Non-GAAP-based net income:

	Three Months Ended June 30, 2023
		Per share diluted
GAAP-based net loss, attributable to OpenText	$(48,734)	$(0.18)
Add:
Amortization	198,330	0.73
Share-based compensation	41,904	0.15
Special charges (recoveries)	70,222	0.26
Other (income) expense, net	25,355	0.10
GAAP-based recovery of income taxes	(1,212)	—
Non-GAAP-based recovery of income taxes	(40,028)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$245,837	$0.91
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2023
GAAP-based net loss, attributable to OpenText	$(48,734)
Add:
Recovery of income taxes	(1,212)
Interest and other related expense, net	145,829
Amortization of acquired technology-based intangible assets	77,045
Amortization of acquired customer-based intangible assets	121,285
Depreciation	31,152
Share-based compensation	41,904
Special charges (recoveries)	70,222
Other (income) expense, net	25,355
Adjusted EBITDA	$462,846

GAAP-based net loss margin	(3.3)%
Adjusted EBITDA margin	31.0%
Reconciliation of Free cash flows

Three Months Ended June 30, 2023
GAAP-based cash flows provided by operating activities	$115,301
Add:
Capital expenditures (1)	(24,060)
Free cash flows	$91,241

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2023 (In thousands, except for per share data)
	Year Ended June 30, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$590,165		$(10,664)	(1)	$579,501
Customer support	209,705		(3,627)	(1)	206,078
Professional service and other	276,888		(6,998)	(1)	269,890
Amortization of acquired technology-based intangible assets	223,184		(223,184)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	3,168,393	70.6%	244,473	(3)	3,412,866	76.1%
Operating expenses
Research and development	680,587		(39,065)	(1)	641,522
Sales and marketing	948,598		(41,710)	(1)	906,888
General and administrative	419,590		(28,238)	(1)	391,352
Amortization of acquired customer-based intangible assets	326,406		(326,406)	(2)	—
Special charges (recoveries)	169,159		(169,159)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	516,292		849,051	(5)	1,365,343
Other income (expense), net	34,469		(34,469)	(6)	—
Provision for income taxes	70,767		74,261	(7)	145,028
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	150,379		740,321	(8)	890,700
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.56		$2.73	(8)	$3.29

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 32% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$150,379	$0.56
Add:
Amortization	549,590	2.03
Share-based compensation	130,302	0.48
Special charges (recoveries)	169,159	0.63
Other (income) expense, net	(34,469)	(0.13)
GAAP-based provision for income taxes	70,767	0.26
Non-GAAP-based recovery of income taxes	(145,028)	(0.54)
Non-GAAP-based net income, attributable to OpenText	$890,700	$3.29
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2023
GAAP-based net income, attributable to OpenText	$150,379
Add:
Provision for income taxes	70,767
Interest and other related expense, net	329,428
Amortization of acquired technology-based intangible assets	223,184
Amortization of acquired customer-based intangible assets	326,406
Depreciation	107,761
Share-based compensation	130,302
Special charges (recoveries)	169,159
Other (income) expense, net	(34,469)
Adjusted EBITDA	$1,472,917

GAAP-based net income margin	3.4%
Adjusted EBITDA margin	32.8%
Reconciliation of Free cash flows

Year Ended June 30, 2023
GAAP-based cash flows provided by operating activities	$779,205
Add:
Capital expenditures (1)	(123,832)
Free cash flows	$655,373

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2023 (In thousands, except for per share data)
	Three Months Ended March 31, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$157,658		$(2,943)	(1)	$154,715
Customer support	67,067		(1,157)	(1)	65,910
Professional service and other	78,526		(1,884)	(1)	76,642
Amortization of acquired technology-based intangible assets	62,639		(62,639)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	874,944	70.3%	68,623	(3)	943,567	75.8%
Operating expenses
Research and development	210,731		(10,801)	(1)	199,930
Sales and marketing	271,013		(11,947)	(1)	259,066
General and administrative	127,047		(7,636)	(1)	119,411
Amortization of acquired customer-based intangible assets	97,237		(97,237)	(2)	—
Special charges (recoveries)	74,350		(74,350)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	63,989		270,594	(5)	334,583
Other income (expense), net	85,706		(85,706)	(6)	—
Provision for (recovery of) income taxes	(12,420)		44,631	(7)	32,211
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	57,556		140,257	(8)	197,813
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.21		$0.52	(8)	$0.73

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective on our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 27% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$57,556	$0.21
Add:
Amortization	159,876	0.59
Share-based compensation	36,368	0.13
Special charges (recoveries)	74,350	0.28
Other (income) expense, net	(85,706)	(0.32)
GAAP-based recovery of income taxes	(12,420)	(0.04)
Non-GAAP-based recovery of income taxes	(32,211)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$197,813	$0.73
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2023
GAAP-based net income, attributable to OpenText	$57,556
Add:
Recovery of income taxes	(12,420)
Interest and other related expense, net	104,502
Amortization of acquired technology-based intangible assets	62,639
Amortization of acquired customer-based intangible assets	97,237
Depreciation	30,577
Share-based compensation	36,368
Special charges (recoveries)	74,350
Other (income) expense, net	(85,706)
Adjusted EBITDA	$365,103

GAAP-based net income margin	4.6%
Adjusted EBITDA margin	29.3%
Reconciliation of Free cash flows

Three Months Ended March 31, 2023
GAAP-based cash flows provided by operating activities	$336,775
Add:
Capital expenditures (1)	(31,233)
Free cash flows	$305,542

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2022 (In thousands, except for per share data)
	Three Months Ended June 30, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$133,785		$(2,213)	(1)	$131,572
Customer support	30,571		(768)	(1)	29,803
Professional service and other	55,436		(1,465)	(1)	53,971
Amortization of acquired technology-based intangible assets	46,274		(46,274)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	633,793	70.2%	50,720	(3)	684,513	75.9%
Operating expenses
Research and development	118,931		(7,186)	(1)	111,745
Sales and marketing	185,985		(7,251)	(1)	178,734
General and administrative	85,958		(5,582)	(1)	80,376
Amortization of acquired customer-based intangible assets	56,341		(56,341)	(2)	—
Special charges (recoveries)	26,281		(26,281)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	137,591		153,361	(5)	290,952
Other income (expense), net	(19)		19	(6)	—
Provision for (recovery of) income taxes	(5,005)		40,090	(7)	35,085
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	102,196		113,290	(8)	215,486
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.38		$0.42	(8)	$0.80

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 5% and a Non-GAAP-based tax rate of approximately 26%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 26%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$102,196	$0.38
Add:
Amortization	102,615	0.38
Share-based compensation	24,465	0.09
Special charges (recoveries)	26,281	0.10
Other (income) expense, net	19	—
GAAP-based recovery of income taxes	(5,005)	(0.02)
Non-GAAP-based recovery of income taxes	(35,085)	(0.13)
Non-GAAP-based net income, attributable to OpenText	$215,486	$0.80

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2022
GAAP-based net income, attributable to OpenText	$102,196
Add:
Recovery of income taxes	(5,005)
Interest and other related expense, net	40,342
Amortization of acquired technology-based intangible assets	46,274
Amortization of acquired customer-based intangible assets	56,341
Depreciation	22,706
Share-based compensation	24,464
Special charges (recoveries)	26,281
Other (income) expense, net	19
Adjusted EBITDA	$313,618

GAAP-based net income margin	11.3%
Adjusted EBITDA margin	34.8%
Reconciliation of Free cash flows

Three Months Ended June 30, 2022
GAAP-based cash flows provided by operating activities	$251,940
Add:
Capital expenditures (1)	(38,172)
Free cash flows	$213,768

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2022 (In thousands, except for per share data)
	Year Ended June 30, 2022
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$511,713		$(5,285)	(1)	$506,428
Customer support	121,485		(2,399)	(1)	119,086
Professional service and other	216,895		(3,740)	(1)	213,155
Amortization of acquired technology-based intangible assets	198,607		(198,607)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,431,643	69.6%	210,031	(3)	2,641,674	75.6%
Operating expenses
Research and development	440,448		(17,122)	(1)	423,326
Sales and marketing	677,118		(22,628)	(1)	654,490
General and administrative	317,085		(18,382)	(1)	298,703
Amortization of acquired customer-based intangible assets	217,105		(217,105)	(2)	—
Special charges (recoveries)	46,873		(46,873)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	644,773		532,141	(5)	1,176,914
Other income (expense), net	29,118		(29,118)	(6)	—
Provision for income taxes	118,752		23,913	(7)	142,665
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	397,090		479,110	(8)	876,200
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.46		$1.76	(8)	$3.22

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 23% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-

based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2022
		Per share diluted
GAAP-based net income, attributable to OpenText	$397,090	$1.46
Add:
Amortization	415,712	1.52
Share-based compensation	69,556	0.26
Special charges (recoveries)	46,873	0.17
Other (income) expense, net	(29,118)	(0.11)
GAAP-based provision for income taxes	118,752	0.44
Non-GAAP-based recovery of income taxes	(142,665)	(0.52)
Non-GAAP-based net income, attributable to OpenText	$876,200	$3.22
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2022
GAAP-based net income, attributable to OpenText	$397,090
Add:
Provision for income taxes	118,752
Interest and other related expense, net	157,880
Amortization of acquired technology-based intangible assets	198,607
Amortization of acquired customer-based intangible assets	217,105
Depreciation	88,241
Share-based compensation	69,556
Special charges (recoveries)	46,873
Other (income) expense, net	(29,118)
Adjusted EBITDA	$1,264,986

GAAP-based net income margin	11.4%
Adjusted EBITDA margin	36.2%
Reconciliation of Free cash flows

Year Ended June 30, 2022
GAAP-based cash flows provided by operating activities	$981,810
Add:
Capital expenditures (1)	(93,109)
Free cash flows	$888,701

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the year ended June 30, 2023 and 2022:

	Three Months Ended June 30, 2023		Three Months Ended June 30, 2022
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	21%	12%	22%	12%
GBP	5%	9%	3%	5%
CAD	3%	10%	3%	14%
USD	60%	48%	63%	54%
Other	11%	21%	9%	15%
Total	100%	100%	100%	100%

	Year Ended June 30, 2023		Year Ended June 30, 2022
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	20%	12%	23%	13%
GBP	5%	7%	4%	6%
CAD	3%	11%	3%	14%
USD	62%	51%	62%	53%
Other	10%	19%	8%	14%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).